STATE OF OREGON

                             DEPARTMENT OF COMMERCE
                              CORPORATION DIVISION

                          CERTIFICATE OF INCORPORATION

                                       OF

                       OMNI-TECH INTERNATIONAL CORPORATION
                       -----------------------------------

     TBE UNDERSIGNED, as Corporation Commissioner of the State of Oregon., hereby certifies that duplicate originals of Articles of Incorporation, duly signed and verified pursuant to the provisions of the Oregon Business Corporation Act, have been received in this office and are found to conform to law.

     ACCORDINGLY, the undersigned, as such Corporation Commissioner, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation.

                           In Testimony Whereof, I have hereunto set my hand and
                      affixed hereto the seal of the Corporation Division of the
                              Department of Commerce of the State of Oregon this

                                             13th day of  ____  June  ____  1978


                                                        Corporation Commissioner

                                                          By  /s/  Shirley Smith
                                                          ----------------------
                                                                     Chief Clerk

                            ARTICLES OF INCORPORATION
                                       OF
                       OMNI-TECH INTERNATIONAL CORPORATION

     The undersigned natural person of the age of eighty acting as Incorporator under the Oregon Business Corporation Act, adopt the following Articles of
Incorporation:

ARTICLE  I

     The name of this corporation is Omni-Tech International Corporation, and its duration shall be perpetual.

ARTICLE  II

The  purpose  or  purposes  for  which  the  Corporation  is  organized  are:

     To engage in any lawful activity for which Corporations may be organi-zed under Chapter 57 of Oregon Revised Statutes; including but not limited to services and activities In the fields of high technology.

ARTICLE  III

     The amount of total authorized capital stock of this Corporation is $50,000.00,.consisting of 5,000,000 shares of common stock having a par value of $0.01 ( one cent ) per share. This stock is comprised of one series, having no pre-emptive rights, and each share is entitled to one vote on each matter submitted to a vote at any meeting of Its shareholders.

ARTICLE  IV

     The address of the initial registered office of the Corporation is 811 S.W. 6th Avenue, Suite 712 Portland, Oregon 97204 and the name of its initial registered agent at such address is Gary L. Jordan.

ARTICLE  V

     The business and affairs of the Corporation shall be managed by a governing board called the Board of Directors, and the number thereof shall be fixed by the bylaws of this Corporation, but shall not be less than three.

ARTICLE  VI

     The number of directors constituting the initial board of directors of the Corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

PAGE  1  -  ARTICLES  OF  INCORPORATION

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       OMNI-TECH INTERNATIONAL CORPORATION


     We, the undersigned, do hereby certify that the following are the Restated Articles of Incorporation of Omni-Tech International Corporation, an Oregon corporation, adopted August 11, 1981, and that these Restated Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation and Amendments thereto.

                               ARTICLE  1.  NAME
                               -----------------

The  name  of  the  corporation  is  Omni-Tech  International  Corporation.

                             ARTICLE  2.  DURATION
                             ---------------------

The  period  of  its  duration  is  perpetual.

                       ARTICLE  3.  PURPOSES  AND  POWERS
                       ----------------------------------

The  purpose  and  powers  of  the  corporation  are:

     1. To engage in consulting services, manufacturing, and marketing activities in high technology fields.

     2. To engage in any lawful activities for which corporations may be organized and to do anything in the operation of this corporation or for the accomplishment of any of its purposes or for the exercise of any power herein set forth which shall appear necessary or beneficial to this corporation in connection therewith.

                          ARTICLE  4.  CAPITALIZAT1ON
                          ---------------------------

     This corporation is authorized to issue two classes of shares of stock designated as "common" and "class B capital" as follows:

1.     5,000,000  shares  common  stock  having  par  value  of  $.01 per share.

2.     787,500  shares class B capital stock having par value of $.01 per share.
Upon

1 - RESTATED ARTICLES OF INCORPORATION any transfer of this stock more than ten (10) months after its issuance, the corporation shall convert (on a one for one basis) the stock transferred into common stock and issue common stock to the transferee.

     3. Each shareholder of record of this corporation whether common stock, class B capital stock or both shall have one vote for each share of record on all matters submitted for shareholder approval. Voting shall be combined and not by class.

     4. Shareholders of record of common stock or class B capital stock shall receive equal distributions per share of dividends, liquidating dividends or other distributions to shareholders.

                        ARTICLE  5.  CONSENT  TO  ACTION
                        --------------------------------

     Any action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders or directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of such shareholders or directors.

                          ARTICLE 6. CUMULATIVE VOTING
                          ----------------------------

      No shareholder shall be entitled to cumulate his votes for election of directors.

                          ARTICLE  7.  DIRECTORS
                          ----------------------

     The members of the governing board shall be known as directors, and the number thereof shall be fixed by the bylaws of this corporation.

                    ARTICLE  8.  OFFICERS'  STATEMENT
                    ---------------------------------

     The date of adoption of these Restated Articles of Incorporation by the shareholders is August 11, 1981.

2  -  RESTATED  ARTICLES  OF  INCORPORATION

     The  stated  capital  of  the  corporation  at  such  time  was  $235,736.

     2,774,241 shares of common stock were outstanding at such time, which is the number of shares entitled to vote thereon. 1,561,637 shares of common stock were voted in favor of the resolution authorizing the Restated Articles of Incorporation, and no shares were voted against same. Under penalties of perjury, I verify that I have examined the Officers' Statement and to the best of my knowledge and belief, it is true, correct and complete.

                                 OMNI-TECH  INTERNATIONAL  CORPORA77ON

                                 By:  /s/
                                     ------------------------------
                                         President'


                                     ------------------------------
                                 By:  /s/
                                         Secretary


3  -  RESTATED  ARTICLES  OF  INCORPORATION

                                 STATE OF OREGON
                              CORPORATION DIVISION
                               158 12th Street NE
                                 Salem, OR 97310

REGISTRY  NUMBER:
                              ARTICLES OF AMENDMENT
12910519                BY  DIRECTORS  OR  SHAREHOLDERS
--------
(If  known)

               PLEASE  TYPE  OR  PRINT  LEGIBLY  IN  BLACK  INK

               Name  of  the  corporation  prior  to  amendment:

                     OMNI-TECH  INTERNATIONAL  CORPORATION

State the article number(s) and set forth the article(s) as it is amended to read.
(Attach  additional  sheets,  if  necessary.)

ARTICLE  I     The  name  of  the  Corporation  is  INTERACTIVE DATA VISION INC.
ARTICLE  III   Clyde  D  Feyrer  6950  SW  Hampton  #200  Portland,  OR.  97223
ARTICLE  V     50,000,000  Class  A  Common  NPV
               10,000,000  Class  B  Common  NPV
               10,000,000  Perferd

The  amendment was adopted on Feb 29, 1988, 19__ (If more than one amendment was
                              ------------
adopted,  identify  the  date  of  adoption  of  each  amendment.)

Check  the  one  appropriate  statement:

[  ]  Shareholder  action  w"  not  required  to adopt the amendment (s)     The
amendment  was  adopted  by  the  board of directors without shareholder action.

[X] shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

Class or Series  Number of Shares    Number of Votes    Number of votes  Number of Votes
of Shares          Outstanding     Entitled to be Cast     Cast For       Cast Aqainst
---------------  ----------------  -------------------  ---------------  ---------------
Common &. . . .         2,657,265            2,657,265        1,589,880              200
Class B Common

Other  provisions,  if  applicable  (Attach  additional  sheets,  if necessary).

ecution:     /s/  Walter  T.  Aho     Walter  T.  Aho     Secretary
             --------------------     ---------------     ---------
             Signature                Printed  Name       Title

Person to contact about this filing:  Walter T Aho  503-684-7540
                                      ------------  --------------------
                                      Name          Daytime Phone Number

Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Sales, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

                           [STATE OF OREGON 1859 SEAL]

Subeit  the original                              THIS SPACE FOR OFFICE USE ONLY
and one true copy    Corporation Division - Business Registry
$10.00                      Public  Service  Building
                        255 Capitol Street NE, Suite 151
Registry  Number               Salem,  OR  97310-1327
                     (503) 986-2200 Facsimile (503) 378-4381

12910519                     ARTICLES  OF  AMENDMENT.
--------
                   By Incorporators, Directors or Shareholders
                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.     Name  of  the  corporation  prior  to  amendment:

     Interactive  Data  Vision
     -------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

     See  attached  sheet  "Article  of  Amendment"  -  1  page

3.     The  amendment(s)  was  adopted  on  December 29, 1995. (If more than one
                                            ------------ ----
amendment  was  adopted,  identify  the  date  of  adoptipn  of each amendment.)
     All  amendments  were  adopted  on  December  29,  1995.

4.     Check  the  appropriate  statement:

[X] Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series  Number of shares    Number of votes    Number of votes  Number of votes
of shares          outstanding     entitled to be cast     cast for       cast against
Common Class A.         4,825,384            3,771,378        3,771,318               60

     [ ] Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

     [ ] The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors without shareholder action.

Execution:     /s/  Cameron  B.  Yost     Cameron  B.  Yost     President
               ----------------------     -----------------     ---------
               Signature                  Printed  name         Title

Person to contact about this filing:  Cameron  B.  Yost   719-531-5535
                                      -----------------   ----------------------
                                      Name                Daytime  phone  number

MAKE  CHECKS  PAYABLE  TO  THE  CORPORATION  DIVISION  OR  INCLUDE  YOUR VISA OR
MASTERCARD  NUMBER  AND EXPIRATION  DATE 5407-5610-0137-7513-08196.   SUBMIT THE
                                         -------------------------
COMPLETED FORM AND FEE TO THE  ABOVE  ADDRESS  OR  FAX  -  -0  (503)  378-1381.

                             ARTICLES  OF  AMENDMENT

                          Interactive Data Vision, Inc.
                              (Banyan Corporation)

Article  1     The  name  of  the  corporation  be  changed  from  Interactive
     Data  Vision,  Inc.  to  Banyan  Corporation.

Article 4.1 This corporation is authorized to issue the following classes of shares of stock designated as follows:
       50,000,000  Class  A  Common  NPV
       10,000,000  Class  B  Common  NPV
       10,000,000  Class  A  Preferred  NPV
       500,000  Class  B  Preferred  NPV

Article 4.2 The Directors of the Corporation shall have the right to prescibe the classes, series and the number of each class or series of authorized stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of authorized stock. The Directors of the Corporation shall have the right to increase or decrease the number of issued and outstanding shares of the same class and/or series held by each stockholder of record at the effective date and time of the change, except as otherwise provided in Oregon Law, without obtaining the approval of the stockholders.

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